Supplementary Agreement

Of

Original Agreements

This Supplementary Agreement (the "Agreement") is entered into as of August 4 2008 between the following parties.

Party A: Asia-Pharm Holding Inc

Party B: Weizhong Zhang

Party C: Xi'an Coova Children Pharmaceuticals Co., Ltd

Whereas:

Party C and Shaanxi Jiali Pharmaceuticals Co., Ltd signed the series of Agreement on Entrustment for Operation and Management ("The Original Agreements"), IN WITNESS WHEREOF; the following are signed as the supplement and support:

1. Party A, Party B commit to give Shaanxi Jiali Pharmaceuticals Co., Ltd the shares of Party A, after Party C being entrusted to manage Shaanxi Jiali Pharmaceuticals Co., Ltd, with the allocation of the current ration of shareholding in Shaanxi Jiali Pharmaceuticals Co., Ltd;
2. Party A and Party B commit to give continuous and sufficient financial support to Party C, and in case of the successful listing and capital raising in future, will have part of capital raised being used as the financial support to the Party C, to perform all the commitments and responsibilities that extended by Party C's offer of entrust management to Shaanxi Jiali Pharmaceuticals Co., Ltd during the entrust management period.
3. The supplementary agreement will have the same legal effects same as the original agreement.

The agreement is in three duplicate, the each party has one, which will be effective until the three parties come to an agreement to revoke or resign a new agreement.

Party A: Asia-Pharm Holding Inc

For and on behalf of
Asia-Pharm Holding, Inc

(Signature and Seal) Authorised Signature(s)

Party B:

(Signature and Seal)

Party C: Xi'an Coova Children Pharmaceuticals Co., Ltd

(Signature and Seal)